EXHIBIT 3.2

                                     BY-LAWS
                                       OF
                       SIMMONS FIRST NATIONAL CORPORATION

                               ARTICLES I. OFFICES

     The principal office of the Corporation in the State of Arkansas shall be located at 501 Main Street in the City of Pine Bluff, County of Jefferson. The Corporation may have such other offices, either within or without the State of Arkansas, as the Board may designate or as the business of the Corporation may require from time to time.

     The registered office of the Corporation required by The Arkansas Business Corporation Act of 1987, as amended, to be maintained in the State of Arkansas may be, but need not be, identical with the principal office in the State of Arkansas, and the address of the registered office nay be changed from time to time by the Board.

                            ARTICLE II. SHAREHOLDERS

     Section 1. Annual Meeting. The annual meeting of the shareholders, for the purpose of electing directors and such other business as may properly come before the meeting, shall be held on such date and at such place as the Board shall from time to time determine by resolution adopted at a regular meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Arkansas, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated for the annual meeting of the shareholders, or at any adjournment thereof, the Board shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be held.

     Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, President or by the Board, and shall be called by the Chairman of the Board or the President at the request of the holders of not less than one-tenth of all the outstanding shares of the Corporation entitled to vote at a meeting.

     Section 3. Place of Meeting. The Board may designate any place, either within or without the State of Arkansas, as the place of meeting for any annual meeting or for any special meeting called by the Board. If no designation is made, the place of meeting shall be the principal office of the Corporation in the State of Arkansas.

     Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, unless one of the purposes of the meeting is to increase the authorized capital stock or bond indebtedness of the Corporation, in which case the notice shall be delivered not less than sixty (60) nor more than seventy-five (75) days prior to the date of the meeting, either personally or by mail, at the direction of the Chairman of the Board, the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     Section 5. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to the date of the meeting or action requiring a determination of shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such action. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply, in the absence of further Board action, to any adjournment of such meeting to a date not more than one hundred-twenty (120) days after the date of the original meeting. In the event of any adjournment of a meeting, the Board may set a new record date for such adjourned meeting and, in all events, shall establish a new record date if the meeting is adjourned to a date more than one hundred-twenty (120) days after the date of the original meeting.

     Section 6. Voting Lists. The officer or agent having charge of stock transfer books for shares of the Corporation shall make a list of the shareholders who are entitled to notice of the meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. This list, shall be kept on file at the principal office of the Corporation, commencing not later than two (2) business days after the mailing of the notice of the meeting, and shall be subject to inspection and, subject to the provisions of A.C.A. 4-27-1602C, copying by any shareholder, at the expense of the shareholder, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such lists or transfer books or to vote at any meeting of shareholders.

     Section 7. Quorum. A majority of the votes entitled to be cast, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. If less than a majority of the votes entitled to be cast are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough votes to leave less than a quorum.

     Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by a duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 9. Voting of Shares. Each outstanding share of Class A common stock shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     Section 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of such corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by the fiduciary either in person or by proxy, without a transfer of such shares into such fiduciary's name. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held as trustee without a transfer of such shares into the trustee's name.

     Shares standing in the name of a receiver (including a trustee in bankruptcy) may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name, if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Shares of its stock held by its subsidiaries in a fiduciary capacity may be voted only by a co-fiduciary or by a person or persons designated in the instrument creating the fiduciary relationship. Shares of its own stock belonging to the Corporation or held by it or its subsidiaries in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, other than as specified above, and, unless such shares may be voted by a co-fiduciary or designate as specified above, shall not be counted in determining the total number of outstanding shares at any given time.

     Section 11. Voting for Directors. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote thereon. Shareholders shall not be allowed to vote cumulatively for the election of Directors.

                         ARTICLE III. BOARD OF DIRECTORS

     Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors (herein "Board").

     Section 2. Number, Tenure and Qualifications. The number of directors with which this Corporation shall commence business shall be one, but the number of directors to be elected at the annual shareholders' meeting shall be prescribed at said meeting, and shall be not less than five (5) nor more than twenty-five
(25), the exact number within such minimum and maximum limits to be prescribed and determined from time to time by resolution of the shareholders at any meeting thereof, or by resolution of a majority of the Board. However, between annual shareholders' meetings a majority of the Board may increase the number of directors by two (2) more than the number of directors last elected by shareholders, where such number was fifteen (15) or less, and by four (4) more than the number of directors last elected by the shareholders, where such number was sixteen (16) or more, but in no event shall the number of directors exceed twenty-five (25). Each director shall hold office until the next annual meeting of the shareholders following the date of election and until a successor shall have been elected and qualified. Directors need not be residents of the State of Arkansas or shareholders of the Corporation.

     Section 3. Advisory Directors. The Board of this Corporation may elect individuals to serve as Advisory Directors, and they may attend meetings of the board and may receive compensation for attendance. The Advisory Directors shall serve at the pleasure of the Board of this Corporation for such terms as the Board by resolution may establish. The function of such Advisory Directors shall be to advise and consult with the regular Board with respect to the affairs of the Corporation. Advisory Directors shall not be entitled to vote on matters which come before the Board or any committee thereof.

     Section 4. Advisory Director Emeritus. The Board may elect one individual as an Advisory Director Emeritus. The Advisory Director Emeritus may attend meetings of the Board and may receive compensation as designated by the Board. The Advisory Director Emeritus shall serve at the pleasure of the Board of this Corporation for such terms as the Board by resolution may establish. The Advisory Director Emeritus may be of counsel to the Board and may be called upon for advice from time to time. The Advisory Director Emeritus shall not vote on matters coming before the Board or any committee thereof.

     Section 5. Regular Meetings. The regular meeting of the Board shall be held, without notice, on the fourth Monday of each month at the principal business office. When any regular meeting of the Board falls upon a holiday, the meeting shall be held the next business day unless the Board shall designate some other day.

     Section 6. Special Meetings. Special meetings of the Board may be called by or at the request of the Chairman of the Board, the President or any three (3) or more directors. The person or persons authorized to call special meetings of the Board may fix any place, either within or without the State of Arkansas, as the place for holding any special meeting of the Board called by them.

     Section 7. Notice. Notice of any special meeting shall be given, when practicable in light of the circumstances, at least one day previously thereto by written notice delivered personally, deposited into the U. S. mail, or sent by telefacsimile. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with postage thereon prepaid. If notice be given by telefacsimile, such notice shall be deemed to be delivered upon transmission. Any director may waive notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular meeting of the Board need be specified in the notice or waiver of notice of such meeting. Section 8. Quorum and Voting. A majority of the number of directors prescribed pursuant to Section 3 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. A vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

     Section 9. Manner of Meeting. Any regular or special meeting may be conducted, in person or through the use of any means of electronic communication by which all directors participating may simultaneously hear each other during the meeting. If any meeting is held in which some or all of the directors participate therein through the use of electronic communication such director or directors shall be deemed to be present in person at the meeting.

     Section 10. Vacancies. Any vacancy occurring in the Board may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of the predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by an election at an annual meeting or at a special meeting of shareholders called for that purpose, or by the directors at a meeting as authorized in Article III,
Section 2.

     Section 11. Compensation. By resolution of the Board, the directors may be paid their expenses, if any, of attendance at each meeting of the Board or Board Committee, and may be paid a retainer plus a fixed sum for attendance at each meeting of the Board or Board Committee or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 12. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless (1) the Director objects to holding the meeting or transacting business at the meeting, or (2) a dissent or abstention shall be entered in the minutes of the meeting, or (3) the director shall deliver a written notice of dissent or abstention to such action to the presiding officer of the meeting before adjournment or to the Corporation immediately after adjournment. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 13. Informal Action by Directors. Any action required to be taken at a meeting of the directors, or any other action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

                             ARTICLE IV. COMMITTEES

     Section 1. Executive Committee. There shall be an Executive Committee of the Board consisting of no less than three nor more than seven outside directors of the Corporation or its affiliates, selected by the Board. The exact number within such minimum and maximum limits shall be determined by resolution of the Board at the annual meeting where the members of the Executive Committee are selected as hereinafter set forth. The Chairman of the Board and the President of the Corporation shall be ex-Officio members of the Committee. The Executive Committee shall be selected annually following the annual meeting of the shareholders of the corporation at the same meeting where the other board committees are named.

     The Executive Committee of the Board shall be chaired by a chairman, who shall be selected by the Committee. A secretary, who shall be selected by the Committee, shall record minutes of each meeting as a formal record of the deliberations and recommendations of the Committee.

     The Executive Committee shall meet monthly and upon call of the chairman or upon written request of three (3) or more members of the Committee.

     The duties and responsibilities of the Executive Committee shall include, but shall not be limited to, the following:

     (1) Consult with executive management regarding matters related to the policies and management decisions of the Corporation and its subsidiaries.
     (2)  Consider and help develop management succession.
     (3) Monitor and recommend the makeup of the Board, bearing in mind the requirements for board members and ages of board members.
     (4) Monitor and assist, where desirable, in acquisition and merger matters.
     (5)  Review and assist in the formulation of policies.
     (6) Submit possible nominees and suggest names for board membership on subsidiary boards.

     The Board may delegate to the Executive Committee any of the powers and authority of the Board regarding management of the business and affairs of the Corporation, except those powers not subject to delegation as set forth in A.C.A. ss.4-27-825E. Any decision made or action taken, based under such delegation, shall be reported to the Board at its next regular meeting.

     Section 2. Audit Committee. There shall be an Audit Committee, consisting of not less than four (4) outside directors of the Corporation or its affiliates, appointed by the Board annually or more often, whose duty it shall be to cause examinations into the affairs of the Corporation and its affiliates, and to report the result of such examinations to the Board at its meetings thereafter.

     Section 3. Other Committees. The Board may also appoint from among its own members and members of the board of directors of its affiliates such other committees as the Board may determine, which shall in each case consist of not less than two (2) directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board. The Chairman of the Board and the President shall be ex-Officio members of each committee appointed by the Board. The Secretary shall maintain a list of the committees of the Corporation, as same exist from time to time, and attach a copy hereto as an Appendix.

     Section 4. Procedure. A majority of the members of any committee may fix its rules of procedure. Upon the request of the Board, all actions by any committee shall be reported to the Board at a meeting succeeding such action and shall be subject to revision, alteration and approval by the Board; provided, that no rights or acts of third parties shall be affected by any such revision or alteration.

                               ARTICLE V. OFFICERS

     Section 1. Number. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice-Presidents (the number thereof to be determined by the Board), a Secretary and a Chief Financial Officer, each of whom shall be elected by the Board. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board. Any two or more offices may be held by the same person. The Secretary, or such officer as the Board may designate, shall maintain a list of the officers of the Corporation, as same exist from time to time, and attach a copy hereto as an Appendix.

     Section 2. Election and Term of Office. The officers of the Corporation to be elected by the Board shall be elected annually by the Board at the first meeting of the Board held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. Each officer shall hold office until a successor shall have been duly elected and qualified or until such officer's death, resignation or removal in the manner hereinafter provided.

     Section 3. Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice as to any contract rights of the person so removed.

     Section  4.   Vacancies.   A  vacancy  in  any  office  because  of  death,
resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term.

     Section 5. Chairman of the Board. The Chairman of the Board shall be a senior executive officer of the Corporation and, subject to the control of the Board, shall, in general, participate in the management of the business and affairs of the Corporation. The Chairman of the Board shall, when present, preside at all meetings of the shareholders and of the Board. Further. The Chairman of the Board may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board.

     Section 6. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board, shall, in general, supervise and control all of the business and affairs of the Corporation. The Board shall designate the Chief Executive
Officer from between the Chairman of the Board and the President. The Chief Executive Officer may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board.

     Section 7. President. The President shall be a senior executive officer of the Corporation and, subject to the control of the Board, shall, in general, participate in the management of the business and affairs of the Corporation. In the event the Chairman of the Board is not elected by the Board, or in the absence of the Chairman of the Board, the President shall have the same duties and responsibilities of the Chairman of the Board. In the event that the Chairman of the Board has been designated the Chief Executive Officer, the President shall be the executive officer second in line of authority and shall perform all duties as may be prescribed by the Board from time to time.

     Section 8. The Vice-Presidents. In the event of the President's absence, death, inability or refusal to act, the Vice-President (or in the event there is more than one Vice-President, the Vice-Presidents in the order designated by the Board) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all restrictions upon the President. Any Vice-President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as may be assigned or delegated by the Chairman of the Board, President or Board.

     Section 9. The Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and the Board in one or more books provided for that purpose; (b) see that all notices are duly given, in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which under seal is duly authorized; (d) keep a register of the post office address of each shareholder; (e) sign with the Chairman of the Board, President, or a Vice-President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as may be assigned or delegated by the Chairman of the Board, President or the Board.

     Section 10. Chief Financial Officer. The Chief Financial Officer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these By-Laws; and (b) in general, perform all of the duties incident to the office of Chief Financial Officer and such other duties as may be assigned or delegated by the Chairman of the Board, President or the Board. The offices of Chief Financial Officer and Secretary may be held by the same person.

     Section 11. Assistant Secretaries. The Assistant Secretaries, when authorized by the Board, may sign with the President or a Vice-President certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board. The Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Secretary, the Chairman of the Board, President or the Board.

     Section 12. Salaries. The salaries of the officers (other than the Chairman of the Board and the President) shall be fixed from time to time by the Chairman of the Board and the President, subject to review and approval by the Board. The salaries of the Chairman of the Board and the President shall be fixed from time to time by the Board. No officer shall be prevented from receiving a salary due to service as a director of the Corporation.

                ARTICLE VI. CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. Contracts. The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined by resolution of the Board.

     Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select.

             ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. Certificates of Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board. Such certificates shall be signed by the Chairman of the Board, President or a Vice-President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

     Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by a legal representative thereof, who shall furnish proper evidence of authority to transfer, or by an attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. The Board shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class or debentures and may require that stock certificates or debentures shall be countersigned and registered by one or more of such transfer agents and registrars.

                     ARTICLE VIII - MISCELLANEOUS PROVISIONS

     Section 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year; provided, however, that the Board shall have the power to fix and change the fiscal year of the Corporation.

     Section 2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declaration, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertaking, proxies and other instruments or documents may be signed, executed, acknowledges, verified, delivered or accepted in behalf of the Corporation by the Chairman of the Board, or the President, or any Vice President, or the Secretary. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the Corporation in such other manner and by such other officers as the Board may from time to time direct. The provisions of this Section are supplementary to any other provisions of these By-Laws.

     Section 3. Records. The Articles of Incorporation, the By-Laws and proceedings of all meetings of the shareholders, the Board, standing committees of the Board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the Secretary or other officer appointed to act as secretary of the meeting.

              ARTICLE IX. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 1. General. This Corporation shall have the power to indemnify its directors, officers, employees and agents, and the directors, officers, employees and agents of the Corporation shall have the right to indemnity, to the extent and in the manner provided in the Arkansas Business Corporation Act of 1965, as amended.

     Section 2. Mandatory Indemnification. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation (or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise) shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the Arkansas Business Corporation Act of 1965, as amended and as the same may be amended hereafter, against all expenses, liabilities and losses (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any lawful manner by such person, and the Corporation may in the discretion of the Board enter into indemnification agreements with its directors and officers. Such right of indemnification shall not be exclusive of any other right which such director or officer may have, or hereafter acquire, and, without limiting the generality of such statement, such director or officer shall be entitled to all rights of indemnification under any agreement, vote of shareholders, provision of law, or otherwise, as well as all rights under this section.

     Section 3. Insurance. The Board may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation (or is or was serving at the request of the Corporation as a director or officer of another corporation or as its representative in a partnership, joint venture, trust or other enterprise) against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have power to indemnify such person.

     Section 4. Indemnification for Expenses. Expenses incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that such person is, or was, a director or officer of the Corporation (or is or was serving at the Corporation's request as a director or officer of another corporation or as its representative in a partnership, joint venture, trust or other enterprise) shall be paid by the Corporation in advance of the final disposition such action, suit or proceeding
(1) upon authorization (i) by the Board by a majority vote of a quorum consisting of directors who are not parties to the action, suit or proceeding,
(ii) if such a quorum is not obtainable, or even if obtainable if a quorum of disinterested directors so directs, then by independent legal counsel in a written opinion, or (iii) by the shareholders; and (2) upon receipt of an undertaking by, or on behalf of, such person to repay such amount, if it shall ultimately be determined that such officer or director is not entitled to be indemnified by the Corporation as authorized by relevant provisions of the Arkansas Business Corporation Act of 1965, as the same now exists or may hereafter be amended.

                              ARTICLE X. DIVIDENDS

     The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                ARTICLE XI. SEAL

     The Board may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words "Corporate Seal."

                          ARTICLE XII. WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of the By-Laws, under the provisions of the Articles of Incorporation or under the provisions of the Arkansas Business Corporation Act of 1965, as amended, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                             ARTICLE XIII - BY-LAWS

     Section 1. Inspection. A copy of the By-Laws, with all amendments thereto, shall at all times be kept in a convenient place at the principal business office of the Corporation, and shall be open for inspection to all shareholders, during business hours.

     Section 2. Amendments. The By-Laws may be amended, altered or repealed, at any meeting of the Board, by a majority vote.